    As filed with the Securities and Exchange Commission on November 30, 2006
                                                       Registration No. 333-____
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                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

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                               CONOLOG CORPORATION

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             (Exact name of registrant as specified in its charter)


           Delaware                                        22-1847286
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 (State or other jurisdiction                           (I.R.S. Employer
      of incorporation)                               Identification Number)

                 5 Columbia Road, Somerville, New Jersey, 08876
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               (Address of Principal Executive Offices) (Zip Code)


                 Stock Grant to Employees, Officers & Directors
                            (Full Title of the Plan)

                            Arnold N. Bressler, Esq.
                          Epstein Becker & Green, P.C.
                                 250 Park Avenue
                               New York, NY 10177
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                     (Name and address of agent for service)

                                 (212) 351-4500
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                     (Telephone number, including area code,
                              of agent for service)


Approximate date of commencement of proposed sale to the public: As Soon As Practicable After Registration Statement Becomes Effective.


                         CALCULATION OF REGISTRATION FEE

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Title of Securities to    Amount to be        Proposed Maximum        Proposed Maximum          Amount of
be Registered             Registered (1)      Offering Price per      Aggregate Offering        Registration Fee
                                              Share (2)               Price (2)
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Common Stock, par value   450,000             $3.79(3)                $1,705,500                $183
$.01 per share


(1) Includes such additional shares as may become issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Based upon the average of the high and low prices of the Common Stock on Nasdaq on November 28, 2006 of $3.79 per share.

                                     PART I
                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

            The documents containing the information specified by Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a Section 10(a) prospectus.


Item 2.     Registration Information and Employee Plan Annual Information.

            We will provide without charge to each person to whom a copy of a
Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated by reference in Item 3 of Part II below. Requests should be directed to Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876, Attn. Robert S. Benou, Chairman,
(908) 722-8081.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement.

                (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006 filed on October 30, 2006.

                (b) Registrant's Current Reports on Form 8K filed on August 28, 2006.

                (c) The description of the Company's Common Stock contained in its Registration Statement on Form SB-2/A filed on April 26, 2006 including all amendments or reports filed for the purpose of updating such description.

            In addition, all documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.

         The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-Laws provide that the Company shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number    Description
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5        Opinion of Epstein Becker & Green, P.C.

10       Stock Grant Plan to Officers, Directors and Employees

23       Consent of Bagell, Josephs, Levine & Company, L.L.C.

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Item 9.  Undertakings.

(1)      The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Somerville, State of New Jersey, on this 30th day of November, 2006.


                                              CONOLOG CORPORATION


                                              By: /s/ Robert S. Benou
                                                  -----------------------------
                                                  Robert S. Benou



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Robert S. Benou and Marc R. Benou and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date: November 30, 2006                      /s/ Robert S. Benou
                                             --------------------------------
                                             Robert S. Benou
                                             Chairman, Chief Executive Officer
                                             and Director


Date: November 30, 2006                      /s/ Marc R. Benou
                                             --------------------------------
                                             Marc R. Benou
                                             President, Chief Operating Officer,
                                             Secretary and Director


Date: November 30, 2006                      /s/ Louis S. Massad
                                             --------------------------------
                                             Louis S. Massad
                                             Director

Date: November 30, 2006                       /s/ Edward J. Rielly
                                              --------------------------------
                                              Edward J. Rielly
                                              Director

Date: November 30, 2006                       /s/ David M. Peison
                                              --------------------------------
                                              David M. Peison
                                              Director